lululemon athletica inc.
Common Stock, par value $0.01 per share

Underwriting Agreement
[___], 2007
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
William Blair & Company, LLC
CIBC World Markets Corp.
Credit Suisse Securities (USA) LLC
UBS Securities LLC
Wachovia Capital Markets, LLC
Thomas Weisel Partners LLC
As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Ladies and Gentlemen:
     lululemon athletica, inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [___] shares of the Common Stock, par value $0.01 per share (“Stock”), of the Company, and the stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of [___] shares and, at the election of the Underwriters, up to [___] additional shares of Stock. The aggregate of [___] shares to be sold by the Company and the Selling Stockholders is herein called the “Firm Shares” and the aggregate of [___] additional shares to be sold by the Selling Stockholders is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.
     1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:
     (i) A registration statement on Form S-1 (File No. 333-142477) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “U.S. Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iv) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “U.S. Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);
     (ii) A preliminary base PREP prospectus, an amended and restated preliminary base PREP prospectus and a final base PREP prospectus, in each case in the English and French languages and, with respect to the final base PREP prospectus, omitting the PREP information (as hereinafter defined) in accordance with the rules and procedures established pursuant to National Instrument 44-103 — Post-Receipt Pricing, for the pricing of securities after the final receipt for a prospectus has been obtained (the “PREP Procedures”), have been filed with the securities commission or corresponding regulatory authority (collectively, the “Canadian Securities Regulatory Authorities”) in each of the Provinces and Territories of Canada (collectively, the “Canadian Qualifying

Jurisdictions”) pursuant to National Policy 43-201 — Mutual Reliance Review System for Prospectuses and Annual Information Forms (“NP 43-201”), including with the British Columbia Securities Commission (the “Reviewing Authority”) which has been notified that it has been selected as the principal regulator pursuant to NP 43-201, in compliance with all applicable securities laws of the Canadian Securities Regulatory Authorities and the respective regulations and rules made under those securities laws together with all applicable published policy statements, blanket orders and rulings of the Canadian Securities Regulatory Authorities and all discretionary orders or rulings, if any, of the Canadian Securities Regulatory Authorities made in connection with the transactions contemplated by this Agreement (collectively, the “Canadian Securities Laws”); a preliminary decision document under the mutual reliance review system procedures (“MRRS”) provided for under NP 43-201, evidencing that preliminary receipts of the Canadian Securities Regulatory Authorities in each of the Canadian Qualifying Jurisdictions have been issued in respect of such preliminary prospectuses, and a final MRRS decision document, evidencing that final receipts of the Canadian Securities Regulatory Authorities in each of the Canadian Qualifying Jurisdictions have been issued in respect of such final prospectus and any amendment thereto, have been issued by the Reviewing Authority on behalf of the Canadian Securities Regulatory Authorities in the form heretofore delivered to you for each of the Underwriters (together with all documents filed in connection therewith); no other document with respect to such preliminary base PREP prospectus, such amended and restated preliminary base PREP prospectus or such final base PREP prospectus, or amendment thereto, has heretofore been filed or transmitted for filing with the Canadian Securities Regulatory Authorities and no order having the effect of ceasing or suspending the distribution (as hereinafter defined) of the Shares has been issued by any Canadian Securities Regulatory Authority and no proceeding for that purpose has been initiated or threatened by any Canadian Securities Regulatory Authority (the preliminary base PREP prospectus and the amended and restated preliminary base PREP prospectus in the English and French languages, as the same may have been amended, filed with the Canadian Securities Regulatory Authorities being hereinafter called the “Canadian Preliminary Prospectus” and the final base PREP prospectus in the English and French languages, as most recently amended, filed with the Canadian Securities Regulatory Authorities and for which a final MRRS decision document has been obtained, being hereinafter called the “Canadian Prospectus”; provided that, from and after the time the supplemented Canadian Prospectus (containing the PREP information) is filed with the Canadian Securities Regulatory Authorities in accordance with Section 5(a) hereof, any reference to the Canadian Prospectus herein shall be deemed to refer to the Canadian Prospectus as so supplemented; and, notwithstanding the foregoing, the supplemented Canadian Prospectus in the English and French languages setting forth the PREP information is hereinafter referred to as the “supplemented Canadian Prospectus”; the information included in the supplemented Canadian Prospectus that is omitted from the Canadian Prospectus but that is deemed under the PREP Procedures to be incorporated by reference into the Canadian Prospectus on the date of the supplemented Canadian Prospectus is referred to as the “PREP information”; and “distribution” means “distribution” or “distribution to the public” of the Shares as those terms are defined under Canadian Securities Laws); the U.S. Prospectus and the Canadian Prospectus are hereinafter collectively called the “Prospectuses”;
     (iii) No order preventing or suspending the use of any U.S. Preliminary Prospectus, any Issuer Free Writing Prospectus or any Canadian Preliminary Prospectus has been issued by the Commission or any Canadian Securities Regulatory Authority, and each U.S. Preliminary Prospectus and Canadian Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and the requirements of Canadian Securities Laws, as applicable, and, in the case of the U.S. Preliminary Prospectus, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and, in the case of the Canadian Preliminary Prospectus, was true and correct in all material respects and contained no misrepresentation (as that term is defined under Canadian Securities Laws), and constituted full, true and plain disclosure of all material facts relating to the Company and its subsidiaries and the Shares and no material fact or information was omitted therefrom which was required to be therein or was necessary to make the statements or information therein not false or misleading in light of the circumstances in which they were made, within the meaning of the Canadian Securities Laws; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S 1 or the preparation of disclosure pertaining to a Selling Stockholder required by Canadian Securities Laws;
     (iv) For the purposes of this Agreement, the “Applicable Time” 1 is [___:___]m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by those Issuer Free Writing Prospectuses listed on Schedule III(b) hereto, taken together (the “Pricing Disclosure

[1]	The time at which, or a time immediately prior to the time, the Shares are priced.

Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) or Schedule III(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the U.S. Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;
     (v) The Registration Statement conforms, and the Prospectuses and any further amendments or supplements to the Registration Statement and the Prospectuses will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and the requirements of Canadian Securities Laws, as applicable, and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment or supplement thereto and as of the applicable filing date as to the U.S. Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Canadian Prospectus and any amendment or supplement thereto, as of the applicable filing date, is and will be true and correct in all material respects and contains no misrepresentation (as that term is defined under Canadian Securities Laws), constitutes and will constitute full, true and plain disclosure of all material facts relating to the Company and its subsidiaries and the Shares as required by Canadian Securities Laws and no material fact or information has been omitted therefrom which is required to be stated therein or is necessary to make the statements or information therein not false or misleading in light of the circumstances in which they were made, in each case within the meaning of Canadian Securities Laws; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1 or the preparation of disclosure pertaining to a Selling Stockholder required by Canadian Securities Laws;
     (vi) The Company and its subsidiaries, when taken together as a whole, have not sustained since the date of the latest audited financial statements included in the Pricing Prospectus and the Canadian Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Canadian Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus and the Canadian Prospectus, there has not been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus and the Canadian Prospectus;
     (vii) The Company and its subsidiaries do not own any real property and have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus and the Canadian Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and the Company and its subsidiaries are in compliance with the terms and conditions of all leases under which any real property and buildings are held by them, which real property and buildings are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;
     (viii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus and the Canadian Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus and the Canadian Prospectus, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification except where the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
     (ix) After giving effect to the transactions contemplated by the Reorganization Agreements (as defined below) (such transactions, the “Reorganization”), the Company will have an authorized capitalization as set forth in the Pricing Prospectus and the Canadian Prospectus and all of the issued shares of capital stock of the Company have been or, after giving effect to the Reorganization, will be duly and validly authorized and issued and are or, after giving effect to the Reorganization, will be fully paid and non-assessable and will conform to the description of the Stock contained in the Pricing Prospectus and the Prospectuses; all of the issued shares of capital stock of each subsidiary of the Company have been or, after giving effect to the Reorganization, will be duly and validly authorized and issued, are or, after giving effect to the Reorganization, will be fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus and the Canadian Prospectus) are or, after giving effect to the Reorganization, will be owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and, except as set forth in each of the Pricing Prospectus and the Canadian Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, Stock are or, after giving effect to the Reorganization, will be outstanding;
     (x) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been or, after giving effect to the Reorganization, will be duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non assessable and will conform to the description of the Stock contained in the Prospectuses;
     (xi) The issue and sale of the Shares to be sold by the Company and the execution and delivery of, and the compliance by the Company with this Agreement and the agreements listed in Schedule IV hereto (the “Reorganization Agreements”) and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of (i) or (iii), such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company and its subsidiaries of the transactions contemplated by this Agreement and the Reorganization Agreements, except (A) the registration under the Act of the Shares, (B) the filing of the supplemented Canadian Prospectus with the Canadian Securities Regulatory Authorities, (C) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (D) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to impair the ability of the Company to issue and sell the Shares or of the Company and its subsidiaries to consummate the transactions contemplated by this Agreement and the Reorganization Agreements;
     (xii) Each of the Reorganization Agreements has been duly authorized, executed and delivered by the Company and any of its subsidiaries that are parties thereto and conforms in all material respects to the description thereof in the Prospectuses and constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and (ii) to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);
     (xiii) Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of (ii) above, for such defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

     (xiv) The statements set forth in the Pricing Prospectus and the Prospectuses under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Material U.S. Federal Tax Considerations for Non-U.S. Holders”, under the caption “Underwriting” and, in the case of the Canadian Prospectus, under the captions “Certain Canadian Federal Income Tax Consequences,” “Eligibility for Investment” and “Purchasers’ Statutory Rights,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair descriptions or summaries in all material respects;
     (xv) Other than as set forth in the Pricing Prospectus and the Canadian Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
     (xvi) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (xvii) At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;
     (xviii) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements of the U.S. Public Company Accounting Oversight Board; PricewaterhouseCoopers LLP are also independent auditors within the meaning of Canadian Securities Laws and Canadian generally accepted accounting principles, and there has not been any disagreement (within the meaning of Section 4.11 of National Instrument 51-102) with PricewaterhouseCoopers LLP with respect to audits of the Company;
     (xix) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
     (xx) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act and in Multilateral Instrument 52-109 — Certification of Disclosure in Issuers’ Annual and Interim Filings) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Pricing Prospectus and the Canadian Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;
     (xxi) Since the date of the latest audited financial statements included in the Pricing Prospectus and the Canadian Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
     (xxii) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act and in Multilateral Instrument 52-109 — Certification of Disclosure in Issuers’ Annual and Interim Filings) that comply with the requirements of the Exchange Act and Canadian Securities Laws; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;
     (xxiii) The financial statements (including the related notes and any supporting schedules) of the Company included in the Pricing Prospectus, the Prospectuses and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and Canadian Securities Laws, and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption “Selected Combined Consolidated Financial Data” in the Pricing Prospectus, the Prospectuses and the Registration Statement fairly present in all material respects, on the basis stated in the Pricing Prospectus, the Prospectuses and the Registration Statement, the information included therein;
     (xxiv) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers that would reasonably be expected to have a Material Adverse Effect;
     (xxv) The Company has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
     (xxvi) There are no business relationships, related-party transactions or off-balance sheet transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement or the Prospectuses which have not been described as required; and there are no contracts or other documents that are required to be described in the Prospectuses or filed as exhibits to the Registration Statement by the Act or the rules and regulations of the Commission thereunder that have not been so described or so filed as exhibits;
     (xxvii) Except as described in the Pricing Prospectus and the Canadian Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering; and the Company has not sold or issued any Stock during the six-month period preceding the date of the U.S. Prospectus, except as described in Part II, Item 15 of the Registration Statement;
     (xxviii) Except as described in the Prospectuses, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act or to file a prospectus under Canadian Securities Laws with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement, in the offering to which the Canadian Prospectus relates or in any securities being registered pursuant to any other registration statement filed by the Company under the Act or otherwise under Canadian Securities Laws. The holders of outstanding shares of the Company’s capital stock are not and, upon the completion of the transactions contemplated by the Reorganization Agreements, will not be, entitled to preemptive or other rights to subscribe for the Stock, including after exercise or conversion of any security or right to acquire any security;
     (xxix) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment;
     (xxx) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, provincial, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case where such failure to be in compliance or to obtain a permit, license or approval would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
     (xxxi) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification;
     (xxxii) Except as described in the Pricing Prospectus and the Canadian Prospectus, (i) the Company and each of its subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed in the Prospectuses to be conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) to the Company’s knowledge, there are no rights of third parties to any such Intellectual Property; (iii) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (vi) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim;
     (xxxiii) The Company and each of its subsidiaries have filed, or caused to be filed, all federal, provincial, state, local, foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon and have paid all withholding taxes, other than those being contested in good faith and by appropriate proceedings for which reserves have been established on the books and records of the Company and its subsidiaries in accordance with generally accepted accounting principles in the United States, except where the failure to file such returns or pay such taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiency that has had or would have, individually or in the aggregate, a Material Adverse Effect;
     (xxxiv) The statistical and market-related data included in the Registration Statement, the Pricing Prospectus and the Prospectuses are

based on or derived from sources that are believed by the Company to be reliable and accurate in all material respects, including data received from its franchisees;
     (xxxv) The Company and its subsidiaries are insured by insurers of recognized financial responsibility in such amounts and covering such risks as are customary in the businesses as now conducted or as proposed in the Prospectuses to be conducted; all policies of insurance and fidelity or surety bonds insuring the Company or its businesses, assets, employees, officers and directors are in full force and effect in all material respects; the Company is in compliance with the terms of such policies and instruments in all material respects; and the Company and its subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that is not materially greater than the current cost. Neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied;
     (xxxvi) The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 4350(d)(2) of NASDAQ (taking into account the phase-in rules under Rule 4350(a) of NASDAQ) and the requirements of Multilateral Instrument 52-110 — Audit Committees and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(2). The audit committee has reviewed the adequacy of its charter within the past twelve months;
     (xxxvii) Except as described in the Pricing Prospectus and such as were repaid in full prior to the filing of the Initial Registration Statement, the Company has not, directly or indirectly, including through any subsidiary, extended or maintained credit, or arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan to or for any of its directors or executive officers;
     (xxxviii) Except as disclosed in the Pricing Prospectus and the Prospectuses, the Company and its subsidiaries are in compliance with the applicable requirements of the Federal Trade Commission rules governing franchising and applicable provisions of federal, provincial, state or local laws or regulations governing the business of a franchise or that are applicable to their business as presently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
     (xxxix) There is and has been no failure on the part of the Company and any of the Company’s officers or directors, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are applicable to the Company as of the date hereof; and
     (xl) Neither the Company nor any of its Subsidiaries has debt securities or preferred stock that are rated by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act.
     (b) Each of the Selling Stockholders severally but not jointly represents and warrants to, and agrees with, each of the Underwriters and the Company that:
     (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;
     (ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney (as defined below) and the Custody Agreement (as defined below) and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, except for any such conflicts, violations, breaches and defaults that would not, individually, or in the aggregate, affect the ability of such Selling Stockholder to consummate the transactions herein contemplated; nor will such action result in any violation of the provisions of (i) the Certificate of Incorporation or By laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership, or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except (in the case of this clause (ii)) for any such conflicts, violations, breaches and defaults that would not, individually, or in the aggregate, affect the ability of such Selling Stockholder to consummate the transactions herein contemplated;

     (iii) Such Selling Stockholder holds or, immediately after giving effect to the Reorganization, will hold and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will hold, the Shares to be sold by such Selling Stockholder hereunder free of any “adverse claim” (within the meaning of Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”)); and upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to the Depository Trust Company (“DTC”) or its agent, registration of such Shares in the name of Cede & Co. (“Cede”) or such other nominee as may be designated by DTC and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim” (within the meaning of Section 8-105 of the New York UCC) to such Shares), (A) DTC will be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the New York UCC, (B) under Section 8-501 of the New York UCC, the Underwriters will acquire a valid security entitlement with respect to such Shares and (C) no action based on an “adverse claim,” within the meaning of Section 8-102 of the New York UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement;
     (iv) Such Selling Stockholder has executed a lock-up agreement, by and among such Selling Stockholder and the Representatives, in the form as indicated in Annex III hereto (each, a “Lock-Up Agreement”);
     (v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
     (vi) Except as described in the Pricing Prospectus and the Canadian Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering;
     (vii) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectuses or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, the Registration Statement conforms, and the Prospectuses and any further amendments or supplements to the Registration Statement and the Prospectuses will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and the requirements of Canadian Securities Laws, as applicable, and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment or supplement thereto and as of the applicable filing date as to the U.S. Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Canadian Prospectus and any amendment or supplement thereto, as of the applicable filing date, is and will be true and correct in all material respects and contains no misrepresentation (as that term is defined under Canadian Securities Laws), constitutes and will constitute full, true and plain disclosure of all material facts relating to the Company and its subsidiaries and the Shares as required by Canadian Securities Laws and no material fact or information has been omitted therefrom which is required to be stated therein or is necessary to make the statements or information therein not false or misleading in light of the circumstances in which they were made, in each case within the meaning of Canadian Securities Laws;
     (viii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 or W-8BEN (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);
     (ix) Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to Computershare, Inc., as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder’s attorneys in fact (the “Attorneys in Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and

     (x) The Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys in Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys in Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys in Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.
     (xi) Except as indicated on Schedule VI hereto, such Selling Stockholder is, if a natural person, a resident of the United States of America, and if a legal person, organized under the laws of the United States of America or a state or subdivision thereof.
     2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $[___], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.
     The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [___] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Attorneys in Fact, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Attorneys in Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
     3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectuses.
     4. (a) The Shares to be purchased by each Underwriter hereunder shall be delivered by or on behalf of the Company and the Selling Stockholders to Goldman, Sachs & Co. for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of same-day funds to the accounts specified by the Company and the Custodian to Goldman, Sachs & Co. at least forty-eight hours in advance by causing DTC to credit securities entitlements with respect to the Shares to the securities account of Goldman, Sachs & Co. at DTC. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 8:30 a.m., New York City time, on [___], 2007 or such other time and date as Goldman, Sachs & Co., the Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 8:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co., the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”. Time shall be of the essence, and crediting of security entitlements as and when specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.
     (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(q) hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered at the office of DTC or its designated custodian, all at such Time of Delivery. A meeting will be held at the Closing Location at [___] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City or Vancouver are generally authorized or obligated by law or executive order to close.
     5. The Company agrees with each of the Underwriters:
     (a) To prepare the U.S. Prospectus and supplemented Canadian Prospectus in forms approved by you and to file such U.S. Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act, and to file such supplemented Canadian Prospectus (containing the PREP information) in accordance with the PREP Procedures with each of the Canadian Securities Regulatory Authorities as soon as possible and in any event not later than such Canadian Securities Regulatory Authorities’ close of business on the second business day following the execution and delivery of this Agreement and to take all other steps and proceedings that may be necessary to qualify the Shares for distribution and sale to the public in each of the Canadian Qualifying Jurisdictions through investment dealers or brokers registered under the applicable laws of such jurisdictions who have complied with the relevant provisions of such applicable laws; to make no further amendment or any supplement to the Registration Statement, U.S. Prospectus or Canadian Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the U.S. Prospectus or Canadian Prospectus or any amended U.S. Prospectus or Canadian Prospectus has been filed and to furnish you copies thereof (including, in the case of any supplemented or amended Canadian Prospectus, in the English and French languages) and to deliver to the Underwriters all signed and certified copies of any such supplemented or amended Canadian Prospectus in the English and French languages along with all documents similar to those referred to in subsections 5(b)(i), (ii), (iii) and (iv) and such other documents as the Underwriters may reasonably request; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission or any of the Canadian Securities Regulatory Authorities of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any written communication received by the Company from any Canadian Securities Regulatory Authority, the TSX or any governmental authority or of any request by the Commission or any of the Canadian Securities Regulatory Authorities for the amending or supplementing of the Registration Statement, U.S. Prospectus or Canadian Prospectus, as applicable, or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or ceasing or suspending the distribution of the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;
     (b) To deliver to the Underwriters contemporaneously, as nearly as practicable, with the execution and delivery of this Agreement: (i) a copy of the Canadian Preliminary Prospectus and the Canadian Prospectus in each of the French and English language signed and certified as required by Canadian Securities Laws in each of the Canadian Qualifying Jurisdictions; (ii) a copy of all such documents and certificates that were filed with the Canadian Preliminary Prospectus and the Canadian Prospectus under Canadian Securities Laws; (iii) an opinion of the auditors of the Company, PricewaterhouseCoopers LLP, addressed to the Underwriters and their counsel, in form and substance satisfactory to the Underwriters and their counsel, to the effect that the French language version of the following sections of the Canadian Preliminary Prospectus and the Canadian Prospectus: (A) “Summary Combined Consolidated Financial Information”, appearing in the Prospectus Summary; (B) “Capitalization”; (C) “Selected Combined Consolidated Financial Data”; (D) “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (E) Auditor’s Consent of PricewaterhouseCoopers LLP; (F) Index to Combined Consolidated Financial Statements; and (G) combined consolidated financial statements as at April 30, 2007, January 31, 2007 and January 31, 2006 and for the three months ended April 30, 2007 and the three years ended January 31, 2007 of the Lululemon group of companies (as defined in note 1 thereto), together with the notes thereto, audited as at January 31, 2007 and January 31, 2006 and for the three years ended January 31, 2007, and the Report of Independent Registered Public Accounting Firm thereon; (all of the foregoing collectively referred to as the “Financial Information”) are, in each case, in all material respects a complete and proper translation of the English language version thereof; (iv) an opinion of McCarthy Tétrault LLP addressed to the

Underwriters and their counsel in form and substance satisfactory to the Underwriters and their counsel, to the effect that, except for the Financial Information, the French language version of each of the Canadian Preliminary Prospectus and the Canadian Prospectus is in all material respects a complete and accurate translation of the English language version thereof; and (v) a letter from the TSX advising the Company that approval of the conditional listing of the Shares has been granted by the TSX. The deliveries set forth in (i) shall also constitute the Company’s consent to the Underwriters’ use of the Canadian Prospectus for the distribution of the Shares in the Canadian Qualifying Jurisdictions in compliance with the provisions of this Agreement;
     (c) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction;
     (d) Prior to 9:00 a.m., New York City time, on the second New York Business Day following the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the U.S. Prospectus in New York City and, prior to 9:00 a.m., New York City time, on the second New York Business Day following the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Canadian Prospectus in the English and French languages in Toronto, each in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to (with respect to the U.S. Prospectus) the expiration of nine months after the time of issue of the U.S. Prospectus in connection with the offering or sale of the Shares and the completion of the distribution of such Shares or (with respect to the Canadian Prospectus) the completion of the distribution of such Shares, and if at such time (i) any event shall have occurred as a result of which the Prospectuses as then amended or supplemented (a) would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectuses (or in lieu thereof, as applicable, the notice referred to in Rule 173(a) under the Act) are delivered, not false or misleading, or (b) would render the Prospectuses or any supplement or amendment thereto misleading or untrue in whole or in part or would result in a misrepresentation (as such term is defined under Canadian Securities Laws), or (ii) if for any other reason it shall be necessary during such same period to amend or supplement the U.S. Prospectus or Canadian Prospectus in order to comply with the Act or Canadian Securities Laws, as applicable, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended U.S. Prospectus or Canadian Prospectus (in the English and French languages), as the case may be, or a supplement to the U.S. Prospectus or Canadian Prospectus (in the case of a supplement to the Canadian Prospectus, in the English and French languages), as the case may be, which will correct such statement or omission or effect such compliance. In case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectuses, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented U.S. Prospectus complying with Section 10(a)(3) of the Act or an amended or supplemented Canadian Prospectus in the English and French languages and complying with Canadian Securities Laws;
     (e) To promptly (and in any event within any applicable time limitation) comply with all legal requirements under the Act, Canadian Securities Laws, and the rules and by-laws governing the NASDAQ and TSX required as a result of an event described in Section 5(d) in order to continue to qualify the distribution of the Shares in each of the Canadian Qualifying Jurisdictions and the offering of the Shares in the United States pursuant to this Agreement, including the prospectus amendment provisions of Canadian Securities Laws, and to prepare and file to the satisfaction of the Underwriters any amendment or supplement to the Registration Statement, U.S. Prospectus and Canadian Prospectus which, in the opinion of the Underwriters, may be necessary or advisable. In addition to the provisions of Section 5(d) above, the Company will, in good faith, discuss with the Underwriters any change, event or fact contemplated in Section 5(d) which is of such a nature that there may be reasonable doubt as to whether notice should be given to the Underwriters under Section 5(d) and will consult with the Underwriters with respect to the form and content of any such supplement or amendment proposed to be filed by the Company, it being understood and agreed that no such supplement or amendment will be filed with the Commission or any Canadian Securities Regulatory Authority prior to the review and approval by the Underwriters and their counsel. The Company shall also cooperate in all respects with the Underwriters and their counsel to allow and assist the Underwriters to participate in the preparation of any such supplement or amendment and to conduct all due diligence investigations which the Underwriters deem appropriate in order to fulfill their obligations as underwriters and to enable the Underwriters to responsibly execute any certificate related to such supplement or amendment required to be executed by them;
     (f) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

     (g) During the period beginning from the date hereof and continuing to and including the date one hundred, eighty (180) days after the date of the Prospectus (the initial “Lock-Up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement or immediately after giving effect to the Reorganization), without your prior written consent; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated waive, in writing, such extension; the Company will provide Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and each stockholder subject to the Lock-Up Period pursuant to the lock-up letters described in Section 1(b)(iv) and Section 8(l) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period; provided, however, that the restrictions in this Section 5(g) shall not apply to (i) the issuance and sale of the Shares to be sold by the Company pursuant to this Agreement, (ii) the issuance by the Company of Stock, or the grant by the Company of options, warrants or other rights with respect to shares of Stock pursuant to employee benefit plans disclosed in the Pricing Prospectus and the Prospectuses and authorized for issuance thereunder as of the date hereof, (iii) the filing of any registration statement on Form S-8 relating to the offering of Stock described in the foregoing clause (ii) pursuant to employee benefit plans disclosed in the Pricing Prospectus and the Prospectuses, (iv) the issuance by the Company of shares of Stock pursuant to the exchange of securities issued in connection with the Reorganization and (v) the filing of any registration statement in connection with the issuance (but not the resale) of common stock upon the exchange of shares described in the foregoing clause (iv);
     (h) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail, provided that the Company may, subject to applicable laws, satisfy each of the requirements of this subsection by making any such reports or other communications generally available on its website or by electronically filing such information with the Commission;
     (i) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any Canadian Securities Regulatory Authority or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission or any Canadian Securities Regulatory Authority), provided that the Company may satisfy each of the requirements of this subsection by making any such reports or other communications generally available on its website or by electronically filing such information with the Commission;
     (j) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Canadian Prospectus under the caption “Use of Proceeds”; and
     (k) To use its best efforts to list, subject to notice of issuance, the Shares on the NASDAQ and to conditionally list the shares on the TSX;
     (l) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;
     (m) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and
     (n) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

     6. (a) The Company and each Selling Stockholder represents and agrees that, without the prior consent of Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated is listed on Schedule III(a) or Schedule III(b) hereto;
     (b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;
     (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectuses or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.
     7. (a) The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants and counsel for the Selling Stockholders in connection with the registration of the Shares under the Act, the qualification of the Shares for distribution by prospectus under Canadian Securities Laws and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any U.S. Preliminary Prospectus, any Canadian Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectuses and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the TSX and NASDAQ; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) all taxes arising as a result of the sale and delivery of the Shares by the Company to or for the account of the Underwriters, including any Canadian withholding, transfer or other tax asserted against an Underwriter by reason of the purchase and sale of a Share pursuant to this Agreement; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section;
     (b) Each Selling Stockholder covenants and agrees with the several Underwriters that such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) such Selling Stockholder’s pro rata share of the fees and expenses of the Attorneys in Fact and the Custodian, and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with clause (b)(ii) of the preceding sentence, the Underwriters agree to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse the Underwriters for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated;
     (c) It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, Section 9 and Section 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make and that the Company and the Underwriters shall each bear their proportional share of the costs associated with any chartered aircraft used in connection with the roadshow (such proportional share to be determined on the basis of the relative number of passengers on such aircraft associated with the Underwriters and with the Company).
     8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The U.S. Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; the supplemented Canadian Prospectus shall have been filed with the Canadian Securities Regulatory Authorities in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the U.S. Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Shares shall have been issued and no proceeding for that purpose shall have been initiated or threatened by any Canadian Securities Regulatory Authority or the TSX; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
     (b) Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (c) Osler, Hoskin & Harcourt LLP, Canadian counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (d) Pepper Hamilton LLP, counsel for the Company, shall have furnished to you their written opinion dated such Time of Delivery, in form and substance satisfactory to you, with respect to the matters set forth in Annex II(a) hereto;
     (e) McCarthy Tétrault LLP, Canadian counsel for the Company, shall have furnished to you their written opinion dated such Time of Delivery, in form and substance satisfactory to you, with respect to the matters set forth in Annex II(b) hereto;
     (f) The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel dated such Time of Delivery, in form and substance satisfactory to you, with respect to the matters set forth in Annex II(c) hereto;
     (g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:00 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);
     (h) (i) Neither the Company nor any of its subsidiaries, when taken as a whole, shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus and the Canadian Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Canadian Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus and the Canadian Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, when taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus and the Canadian Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse to the Company and its subsidiaries, taken as a whole, as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectuses; provided, however, that in no event shall clause (ii) include any change in the capital stock of the Company as a result of the transactions contemplated by the Reorganization Agreements and described in the Prospectus;
     (i) [reserved];

     (j) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NASDAQ or TSX; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ or TSX; (iii) a general moratorium on commercial banking activities in the United States or Canada declared by relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States or Canada; (iv) the outbreak or escalation of hostilities involving the United States or Canada or the declaration by the United States or Canada of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, Canada or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectuses;
     (k) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on NASDAQ and conditionally approved for listing on the TSX;
     (l) The Company shall have obtained and delivered to the Underwriters executed Lock-Up Agreements from each person set forth on Schedule V hereto;
     (m) Contemporaneously with the execution of this Agreement, the Secretary of the Company shall have delivered to the Underwriters a certification, in a form satisfactory to the Underwriters, to the effect that persons identified on Schedule V hereto constitute all of the Company’s officers, directors, stockholders and optionholders as of the date hereof and the Secretary (or other appropriate officer) of each of Lululemon Athletica USA, Inc., lululemon canada, inc., LIPO Investments (USA), Inc. and LIPO Investments (Canada), Inc. shall have delivered to the Underwriters a certification, in a form satisfactory to the Underwriters, to the effect that persons identified on Schedule V hereto constitute all of the stockholders and optionholders of Lululemon Athletica USA, Inc., lululemon canada, inc., LIPO Investments (USA), Inc. and LIPO Investments (Canada), Inc., respectively;
     (n) The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the second New York Business Day following the date of this Agreement;
     (o) The transactions contemplated by Reorganization Agreements shall have been completed;
     (p) The Company shall have furnished contemporaneously, as nearly as practicable, with the execution and delivery of this Agreement, the documents and opinions set forth in Section 5(b); and

     (q) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section.
     9. (a) The Company, Dennis Wilson and Slinky Financial ULC (together with Dennis Wilson, the “Insider Selling Stockholders”), jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, Canadian Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any U.S. Preliminary Prospectus or Canadian Preliminary Prospectus, the Pricing Prospectus or the Prospectuses, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon a misrepresentation or alleged misrepresentation within the meaning of Canadian Securities Laws, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Insider Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission, or misrepresentation or alleged misrepresentation within the meaning of Canadian Securities Laws, made in the Registration Statement, any U.S. Preliminary Prospectus or Canadian Preliminary Prospectus, the Pricing Prospectus or the Prospectuses, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein; and provided further, that (i) the liability of the Insider Selling Stockholders pursuant to this subsection (a) shall not exceed the product of the number of Shares sold by the Insider Selling Stockholders (including Optional Shares) and the initial public offering price of the Shares as set forth in the Prospectus (less any applicable underwriting discount), and (ii) and the Underwriters shall have first made demand for payment of any amounts due under this subsection (a) against the Company and the Company shall not have made payment of all of such amounts within 90 days following such demand prior to making any demand for payment against the Insider Selling Stockholders.

     (b) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, Canadian Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any U.S. Preliminary Prospectus or Canadian Preliminary Prospectus, the Pricing Prospectus or the Prospectuses, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon a misrepresentation or alleged misrepresentation within the meaning of Canadian Securities Laws, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any U.S. Preliminary Prospectus or Canadian Preliminary Prospectus, the Pricing Prospectus or the Prospectuses, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission, or misrepresentation or alleged misrepresentation within the meaning of Canadian Securities Laws, made in the Registration Statement, any U.S. Preliminary Prospectus or Canadian Preliminary Prospectus, the Pricing Prospectus or the Prospectuses, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein; and provided further, that the liability of a Selling Stockholder pursuant to this subsection (b) shall not exceed the product of the number of Shares sold by such Selling Stockholder (including Optional Shares) and the initial public offering price of the Shares as set forth in the Prospectus.
     (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act, Canadian Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any U.S. Preliminary Prospectus or Canadian Preliminary Prospectus, the Pricing Prospectus or the Prospectuses, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon a misrepresentation or alleged misrepresentation within the meaning of Canadian Securities Laws, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission, or misrepresentation or alleged misrepresentation within the meaning of Canadian Securities Laws, was made in the Registration Statement, any U.S. Preliminary Prospectus or Canadian Preliminary Prospectus, the Pricing Prospectus or the Prospectuses, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and such Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; and will reimburse the Company and such Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.
     (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof (each such notice to the indemnifying party, a “Notice”); but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. The Company shall not be required to indemnify the Underwriters for any amount paid or payable by the Underwriters in the settlement of any action, proceeding or investigation without the written consent of the Company, which consent shall not be unreasonably withheld or delayed.
     (e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, Dennis Wilson and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares (it being understood that the proceeds received by Slinky Financial ULC for the sale of shares hereunder constitute all the benefits received by Dennis Wilson and Slinky Financial ULC from the offering of the Shares). If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the Notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, Dennis Wilson and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, Dennis Wilson and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, Dennis Wilson and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectuses. The relative fault shall be determined by reference to, among other things, whether the misrepresentation or alleged misrepresentation, the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Dennis Wilson or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Dennis Wilson, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, (ii) the Insider Selling Stockholders shall not be required to contribute, in respect of any liability pursuant Section 9(a) but not Section 9(b) hereof, any amount in excess of the product of the number of Shares sold by the Insider Selling Stockholders (including Optional Shares) and the initial public offering price of the Shares as set forth in the Prospectus (less any applicable underwriting discount) and (iii) no Selling Stockholder shall be required to contribute (other than in respect of any liability pursuant to Section 9(a)) any amount in excess of the product of the number of Shares sold by such Selling Stockholder (including Optional Shares) and the initial public offering price of the Shares as set forth in the Prospectus. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.
     (f) The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter and each of their respective directors, officers, employees and agents; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.
     10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectuses, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectuses which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 7 hereof, the indemnity and contribution agreements in Section 9; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     11. The respective indemnities, agreements, representations, warranties and other statements of the Company, Dennis Wilson, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or Dennis Wilson or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.
     12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Section 7 and Section 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Section 7 and Section 9 hereof.
     13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of you as the Representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys in Fact for such Selling Stockholder.
     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; if to Dennis Wilson shall be delivered or sent by mail, telex or facsimile transmission to the address set forth in Schedule V hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company, Dennis Wilson or the Selling Stockholders by you upon request; provided, however, that notices under Section 1(b)(iv) or Section 5(g) or under the agreements contemplated by Section 8(l) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Control Room, and if to counterparties of the Representatives to the agreements contemplated by Section 8(l), shall be delivered or sent by mail, telex or facsimile transmission to such person as set forth in Schedule V hereto. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, Dennis Wilson and the Selling Stockholders and, to the extent provided in Section 9 and Section 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business. As used herein, the term “New York Business Day” shall have the meaning ascribed to such term in Section 4(b) hereof.
     16. The Company, Dennis Wilson and each Selling Stockholder acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, Dennis Wilson and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, Dennis Wilson or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company, Dennis Wilson or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, Dennis Wilson or any Selling Stockholder on other matters) or any other obligation to the Company, Dennis Wilson or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company, Dennis Wilson and the Selling Stockholders have consulted their own legal and financial advisors to the extent they deemed appropriate. The Company, Dennis Wilson and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, Dennis Wilson or such Selling Stockholder, in connection with such transaction or the process leading thereto.
     17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, Dennis Wilson, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.
     18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     19. Each of the parties hereto submits to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the State of New York over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby. Any suit, action or proceeding with respect to this Agreement may be brought only in the courts of the State of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, City of New York, State of New York. Each of the parties hereto waives any objection that it may have to the venue of such suit, action or proceeding in any such court or that such suit, action or proceeding in such court was brought in an inconvenient forum and agrees not to plead or claim the same. Each party identified in Schedule VI hereby appoints [                    ] as its agent for service of process for purposes of this Section 19 only.
     20. The Company, Dennis Wilson, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     22. Notwithstanding anything herein to the contrary, the Company, Dennis Wilson and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company, Dennis Wilson and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
     If the foregoing is in accordance with your understanding, please sign and return to us nine counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, Dennis Wilson and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, Dennis Wilson and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

     Any person executing and delivering this Agreement as Attorney in Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney in Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney in Fact to take such action

Very truly yours,

lululemon athletica inc.

By:

Name:
Title:

Dennis Wilson

By:

Each of the Selling Stockholders
named in Schedule II hereto

By:

Name:
Title:

As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement
Accepted as of the date hereof:
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
William Blair & Company, LLC
CIBC World Markets Corp.
Credit Suisse Securities (USA) LLC
UBS Securities LLC
Wachovia Capital Markets, LLC
Thomas Weisel Partners LLC

By:

(Goldman, Sachs & Co.)
On behalf of each of the Underwriters